UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2007 (November 15, 2007)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-3600
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 16, 2007, Behringer Harvard Opportunity OP I, LP, the operating partnership of Behringer Harvard Opportunity REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into an assignment from Harvard Property Trust, LLC, an entity affiliated with our advisor, of a contract, dated effective as of November 13, 2007, to purchase an office building known as Northborough Tower, located in Houston, Texas (“Northborough Tower”) from an unaffiliated seller, Northborough Partners, LP.  Northborough Tower is a 14-story office building containing approximately 206,500 rentable square feet, with a four-level attached parking garage, located on approximately 5.4 acres of land, including an approximately 2.3-acre tract of land currently paved for surface parking.  The contract purchase price for Northborough Tower is $32.9 million, excluding closing costs.  On November 16, 2007, we made an earnest money deposit totaling $1 million.

The consummation of the purchase of Northborough Tower is subject to substantial conditions.  Our decision to consummate the acquisition of this building generally will depend upon:

•                  the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•                  no material adverse change occurring relating to the property, the tenants or in the local economic conditions;

•                  our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make this acquisition; and

•                  our receipt of satisfactory due diligence information, including appraisals, environmental reports and lease information.

Other properties may be identified in the future that we may acquire before or instead of Northborough Tower.  At the time of this filing, we cannot make any assurances that the closing of this acquisition is probable.

In evaluating this building as a potential acquisition and determining the appropriate amount of consideration to be paid for Northborough Tower, we have considered a variety of factors, including overall valuation of net rental income, location, demographics, quality of tenants, length of the tenants’ leases, price per square foot, occupancy, and the development potential for the undeveloped 2.3-acre tract.  We believe that this property is well located, has acceptable roadway access, is well maintained, and has been professionally managed.  This property will be subject to competition from similar office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. Neither we nor our operating partnership have considered any other factors materially relevant to our decision to acquire this property.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 15, 2007, Chase Park Plaza Hotel, LLC and The Private Residences, LLC, each of which is an entity in which we have a 95% ownership interest (the “Borrowers”), entered into separate loan agreements to borrow up to an aggregate of $145 million pursuant to a Construction Loan Agreement among Chase Park Plaza Hotel, LLC and Bank of America, N.A. and National City Bank (“Chase Park Plaza Hotel Construction Loan Agreement”) and a Construction Loan Agreement among The Private Residences, LLC and Bank of America, N.A. and National City Bank (“Private Residences Construction Loan Agreement”).  Proceeds under the Chase Park Plaza Hotel Construction Loan Agreement and the Private Residences Construction Loan Agreement were used, in part, to repay all amounts owed by the Borrowers under a loan agreement with Massachusetts Mutual Life Insurance Company.  Such proceeds also will be used to finance the redevelopment of the hotel and condominium portion of Chase Park Plaza, a mixed-use property located in St. Louis, Missouri in which Chase Park Plaza Hotel, LLC and The Private Residences, LLC own fee simple interests.

Borrowings under the Chase Park Plaza Hotel Construction Loan Agreement may not exceed $86.2 million, with interest calculated under the loan at either (i) the Prime Rate, or (ii) the 30-day LIBOR rate plus an applicable margin that is dependent upon satisfying certain conditions as described in the Chase Park Plaza Hotel Construction Loan Agreement.  Monthly payments of interest only are required, with any remaining balance of both principal and interest payable on the maturity date, November 15, 2010.  Chase Park Plaza Hotel, LLC has two options to extend the maturity date for a period of twelve months each upon satisfying certain conditions as described in the Chase Park Plaza Hotel Construction Loan Agreement.  Prepayment in whole (but not in part) is permitted provided that prior written notice is

given.   The Chase Park Plaza Hotel, LLC construction loan is secured by the Chase Park Plaza property, including all improvements upon such property, as described in the Deed of Trust, Security Agreement, Fixture Filing, and Financing Statement.  The Chase Park Plaza Hotel Construction Loan Agreement and the related Deed of Trust, Security Agreement, Fixture Filing, and Financing Statement have been filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 2.03 disclosure by reference.

Borrowings under the Private Residences Construction Loan Agreement may not exceed $58.8 million, with interest calculated under the loan at either (i) the Prime Rate, or (ii) the 30-day LIBOR rate plus an applicable margin that is dependent upon satisfying certain conditions as described in the Private Residences Construction Loan Agreement.  Monthly payments of interest only are required, with any remaining balance of both principal and interest payable on the maturity date, November 15, 2010.  The Private Residences, LLC has two options to extend the maturity date for a period of twelve months each upon satisfying certain conditions as described in the Private Residences Construction Loan Agreement.  Prepayment in whole (but not in part) is permitted provided that prior written notice is given.  The Private Residences, LLC construction loan is secured by the Chase Park Plaza property, including all improvements upon such property, as described in the Deed of Trust, Security Agreement, Fixture Filing, and Financing Statement.  The Private Residences Construction Loan Agreement and the related Deed of Trust, Security Agreement, Fixture Filing, and Financing Statement have been filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated into this Item 2.03 disclosure by reference.

In addition, we have guaranteed payment of the debt and all of the obligations of the Borrowers under the Chase Park Plaza Hotel Construction Loan Agreement and the Private Residences Construction Loan Agreement.  Our Guaranty Agreements with respect to each loan agreement have been filed as Exhibits 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated into this Item 2.03 disclosure by reference.

Furthermore, Chase Park Plaza Hotel, LLC and The Private Residences, LLC have each agreed to indemnify, defend and hold harmless Bank of America, N.A. for any and all claims, losses and damages related to any hazardous materials on the Chase Park Plaza property.  The Borrowers have also agreed to take remedial action regarding the presence of any hazardous materials on the property.  We have guaranteed all obligations under these indemnity agreements.  The Environmental Indemnity Agreements executed by Chase Park Plaza, LLC, The Private Residences, LLC and us in favor of Bank of America, N.A. have been filed as Exhibits 10.7 and 10.8, respectively, to this Current Report on Form 8-K and are incorporated into this Item 2.03 disclosure by reference.

Item 9.01               Financial Statements and Exhibits.

(d)          Exhibits.

        The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: November 21, 2007	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1                                       Construction Loan Agreement among Chase Park Plaza Hotel, LLC, as borrower, and Bank of America, N.A., and National City Bank, as lenders

10.2                                       Deed of Trust, Security Agreement, Fixture Filing, and Financing Statement by Chase Park Plaza Hotel, LLC, as borrower, to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A.

10.3                                       Construction Loan Agreement among The Private Residences, LLC, as borrower, and Bank of America, N.A., and National City Bank, as lenders

10.4                                       Deed of Trust, Security Agreement, Fixture Filing, and Financing Statement by The Private Residences, LLC, as borrower, to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A.

10.5                                       Guaranty Agreement made by Behringer Harvard Opportunity REIT I, Inc., as guarantor to that certain Construction Loan Agreement by Chase Park Plaza Hotel, LLC, in favor of Bank of America, N.A.

10.6                                       Guaranty Agreement made by Behringer Harvard Opportunity REIT I, Inc., as guarantor to that certain Construction Loan Agreement by The Private Residences, LLC, in favor of Bank of America, N.A.

10.7                                       Environmental Indemnity Agreement executed by Chase Park Plaza, LLC and Behringer Harvard Opportunity REIT I, Inc. in favor of Bank of America, N.A.

10.8                                       Environmental Indemnity Agreement executed by The Private Residences, LLC and Behringer Harvard Opportunity REIT I, Inc. in favor of Bank of America, N.A.

10.9                                       Promissory Note by and between Chase Park Plaza Hotel, LLC, as borrower, and Bank of America, N.A., as lender

10.10                                 Promissory Note by and between Chase Park Plaza Hotel, LLC, as borrower, and National City Bank, as lender

10.11                                 Promissory Note by and between The Private Residences, LLC, as borrower, and Bank of America, N.A., as lender

10.12                                 Promissory Note by and between The Private Residences, LLC, as borrower, and National City Bank, as lender